Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

STEC - Q1 2006 SimpleTech Earnings Conference Call

Event Date/Time: May. 15. 2006 / 4:30PM ET

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

CORPORATE PARTICIPANTS

Mitch Gellman

SimpleTech, Inc. - Director of Investor Relations

Dan Moses

SimpleTech, Inc. - CFO

Manouch Moshayedi

SimpleTech, Inc. - Chairman & CEO

CONFERENCE CALL PARTICIPANTS

Eric Gomberg

Thomas Weisel Partners - Analyst

Kenneth Marcus

Analyst

Bob Sills

Analyst

Gordon Johnson

Analyst

Pierre Maccagno

Needham & Company - Analyst

Andy Corrida

Analyst

Solomon Kamaladin

Analyst

Dan Scovel

Needham & Company - Analyst

PRESENTATION

Operator

At this time, I would like to welcome everyone to the SimpleTech Q1 2006 earnings conference call. (OPERATOR INSTRUCTIONS). Mr. Gellman, you may begin your conference.

Mitch Gellman - SimpleTech, Inc. - Director of Investor Relations

Thanks, Lisa. Welcome, everyone. Thanks for joining us today for our first quarter 2006 earnings conference call. With me today are Manouch Moshayedi, SimpleTech’s Chairman and CEO, and Dan Moses, our Chief Financial Officer. Dan is also a Director of the Company.

Various comments about the Company’s future expectations, plans and prospects made during today’s earnings conference call, including the question-and-answer session, constitute forward-looking statements within the meaning of Section 27 A. of the Securities Act of 1933 as amended, and Section 21 E. of the Securities Act of 1934 as amended are based on management’s current expectations. These forward-looking statements entail various significant risks and uncertainties that could cause our actual results to differ materially from those expressed in such forward-looking statements. The risks and uncertainties are detailed under risk factors in filings with the Securities and Exchange Commission made from time to time by us, including our annual report on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, including our earnings press release and related form today. The filings are available under the category SEC filings in the investors section at our Website, and that is SimpleTech.com. Forward-looking statements in this teleconference are generally identified by words such as believes, anticipates, expects, intend, may, will, and other similar expressions. However, these words are not the only way we identify forward-looking

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. Listeners are cautioned not to place undue reliance on these forward-looking statements, which represent our views only as of today. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Thanks again for joining us for our Q1 call and our look to the future. It is now my pleasure to turn the call over to our CFO, Dan Moses.

Dan Moses - SimpleTech, Inc. - CFO

Thank you, Mitch. Hello, everyone, and welcome. Q1 2006 marked another quarter of significant progress for our OEM Flash and our consumer retail product lines.

OEM Flash product revenues increased 54%, from $10.9 million in the fourth quarter of 2005 to $16.8 million in the first quarter of 2006. In addition, we finalized contracts with three new major U.S. retailers. Staples will offer our USB Flash drives later in Q2 of 2006, Office Depot was launched last week, and they are offering our 2.5 inch Pininfarina-designed external storage products, and OfficeMax is expected to offer more than 20 SimpleTech SKUs later this month. We are very optimistic about our prospects for the remainder of 2006 and beyond, and have significantly increased our revenue, gross margin, and EPS expectations internally during the last quarter.

And now we’ll walk through the Q1 2006 financial analysis. Revenues increased 3% sequentially to $65.5 million in the first quarter of 2006, from 63.3 million in the fourth quarter of 2005, and earnings per share remained at $0.02 in the quarter. Our first quarter of 2006 revenues by product line were as follows — non-stacked DRAM memory was $15.4 million, or 24% of total revenues; Flash memory was $21.1 million, or 32% of total revenues; stacked DRAM memory was $19.0 million, or 29% of total revenues; external storage drives and other were $10 million, or 15% of our total revenues.

International sales comprised 13% of our total revenues in the fourth quarter of 2005. Average sales price decreased to $54 per unit in the first quarter of 2006, compared to $59 per unit in the fourth quarter of 2005, due to a shift in product mix towards high-margin, lower-capacity and lower-ASP OEM Flash products, away from higher-ASP consumer external storage products.

Average shipment density for our memory products increased from 874 MB in the fourth quarter of 2005 to 938 MB in the first quarter of 2006. We shipped 1,206,000 total units during the first quarter of 2006, compared to 1,065,000 units in the prior quarter.

Sales and marketing spending decreased, from 6.4 million in the fourth quarter of 2005 to 5.9 million in the first quarter of 2006, due primarily to marketing payroll expense reductions made late in Q4 2005 on the consumer side of our business.

General and administrative spending increased to 3.6 million in the first quarter of 2006, from $3.2 million in the prior quarter, due to infrequent severance pay and bad debt charges.

Research and development spending increased slightly to $2 million in the first quarter of 2006, from 1.9 million in the prior quarter, due primarily to the addition of a Flash controller design team in Taiwan in January as part of our acquisition of the assets of a portion of a division of ICSI.

Depreciation and amortization expenses were $961,000 during the first quarter of 2006 and capital expenditures were $938,000 during the quarter. We are projecting second quarter 2006 revenue to increase to a range of 67 to $70 million, with significant increase to our gross margin to over 21% and earnings per share to approximately $0.05 per share.

This concludes our prepared marks, and now Manouch, Mitch and I would like to open up for any questions you may have. Thank you.

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Eric Gomberg.

Eric Gomberg - Thomas Weisel Partners - Analyst

Nice outlook. I was wondering if you could talk a little bit about what’s driving the OEM Flash business, and how sustainable this type of growth is, what your visibility is in the programs.

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

We have basically worked on the industrial Flash area for the past two years. We have constantly added engineering teams to this area, and now we’ve got two controllers, ourselves and [developing] new controllers again in this year. These are specifically for industrial applications of Flash, and the customers are very stable, military, networking, and gaming and medical instrument type of corporations. And visibility is pretty good. We have always talked about getting qualifications done at these types of accounts, and some of the qualifications came through end of last year, and now we are shipping out products for production lines. And as we speak, more qualifications are coming through, and so we think that this year we will see significant growth in our OEM Flash or industrial Flash division.

Eric Gomberg - Thomas Weisel Partners - Analyst

You said the customers generally are fairly stable. So, I assume right now, the 50% plus sequential growth is coming from simultaneously ramping multiple programs. Just wondering how—you have several quarters ahead where you’ll be ramping this way?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

We see that right now, as I mentioned, we have — we’ve got many customers who are right now in [qual] cycle today, and many customers who have finished their qual cycle. For the ones who have finished, we are shipping production units; and for new ones, hopefully within the next quarter or so, we’ll be shipping more and more. So we are forecasting for this year to grow significantly our industrial Flash business.

Dan Moses - SimpleTech, Inc. - CFO

I think 50% growth sequentially every quarter is probably not in our model. We are expecting to continue growth through the next several quarters, but we did have a big spike from one customer. So, I think, to expect 50% every quarter is maybe a little aggressive.

Eric Gomberg - Thomas Weisel Partners - Analyst

Understood. But it sounds like you’ll grow more than the underlying rate of your customer base for at least a few quarters.

Dan Moses - SimpleTech, Inc. - CFO

We hope so.

Eric Gomberg - Thomas Weisel Partners - Analyst

Just moving on to—you said you have USB [pinned to] Staples. Over the past couple of years you’ve backed away a little bit from the retail Flash market. Just wondering if this marks kind of a reentrance of sorts. And maybe you could talk about what you’re seeing in the Flash market in general—there’s a huge price degradation in the early part of this year—what you’re seeing right now, what your outlook might be.

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

About two years ago, when we actually talked about getting [all] of the retail business of Flash, we talked about the price of Flash we thought was unsustainably high, and we would see in the future a huge degradation of the price of Flash. And at that point, it would be a suitable time for us again to reenter the retail market. We feel that at this time, we have reached an area of the price of Flash where we see that prices, even though (indiscernible) significantly on the higher density products, will come down on the lower density products; 256 MB or 512 MB, we have reached a limit where the prices will not go much further down. So, in those lower-density products, we feel that this is a good time for us to get into the retail market. We don’t feel that we will see significant price protection or stock rotation type of charges occurring in that area. So, that’s where we are today for consumer [side of the] retail.

Eric Gomberg - Thomas Weisel Partners - Analyst

You don’t intend to play at all densities?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Only in very selective accounts. So right now, we are mostly in the 512 MB and 256 MB and below. We see that prices have stabilized and people are shipping at slightly above cost. However, on the 1 GB and 2 GB densities, we think that maybe there’s another three to six months to go.

Eric Gomberg - Thomas Weisel Partners - Analyst

Could you talk a little bit about the Pininfarina product, how significant that may be and who the competitors are?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

The external hard drive business for us was a very small business in 2004. It became slightly significant, hit about $15 million of revenue in 2005. We think 2006 will be a year of, again, significant growth in our external drive business.

Today, we are one of the top three providers of external hard drives in any and all categories. So we think that we have taken quite a lot of market share away from some of our competitors; especially 2.5 inch Pininfarina-designed hard drive, external hard drives have gained significant traction at retail. And we think that that area of business especially will probably become one of the top two contenders of that business in the next six months or so, as we deploy more of that part into our original markets. So it’s very encouraging. We will see significant growth from last year to this year for external hard drives. And as Dan mentioned, we have got now basically most of the retailers in the U.S. to take on our external drives and put it on their shelves.

Operator

[Kenneth Marcus].

Kenneth Marcus Analyst

Terrific quarter and nice outlook as well. I wanted to talk also—Eric covered some of it—on the OEM Flash business. And I guess one thing you touched upon is that Q1 you benefited from a spike-up from one customer in particular. Would you characterize that as the spike from previously lower levels to more realistic levels, or conversely, I guess, a spike from more consistent ongoing levels to just a temporary sort of high point that should moderate in the coming quarters? That’s the first question.

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Actually, most of the customers that we deal with on the industrial Flash, there is still—some of them are still dealing with last-time buys that they did with previous vendors. So, this particular customer basically ran out of all the products that they had bought as a last-time buy from their other vendors, and they started buying. So we think that the level of sales to this one customer is basically where it is, and is going to grow

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

moderately quarter over quarter. And as we go through the next few quarters, we will see more of our customers basically finish up whatever inventory they have bought as a last-time buy from their previous vendor, and start utilizing our products.

Kenneth Marcus Analyst

Great. So it sounds like we might even see some similar benefits in the next quarter or two. As far as newer business, rather than, I guess, going from a sort of sell-in versus sell-through kind of effects that might be taking place at any particular customer of yours, new business do you expect to be ramping up in any one of those verticals in particular, whether it’s defense or medical, etcetera?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Again, as I mentioned before, we have got a lot of parts that are being called at major military networking server markets, medical equipment guys, gaming guys, all of those things. And a lot of them are going to start being qualified this quarter that we are in, and we will see probably some production-level purchase orders from them in the next couple of quarters. So, basically right now we are very positive about our industrial Flash business. We are one of the leading companies in that area and we intend to keep it that way. So we—that’s why you see that our R&D has gone up a little bit. And we’re going to keep on putting the pressure on the competition with the R&D. And hopefully, within the next couple of quarters, we will establish ourselves as the leading company in the industrial Flash business.

Kenneth Marcus Analyst

Terrific. I guess relative to your different parts of your business, is the visibility probably among the better businesses looking at the OEM Flash business, just given the high design activity and the sort of backlog kind of nature of it versus some of your other that might be more turns-type business?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Absolutely. The visibility on the OEM side of the business is great. And as is mentioned in our press release, also in our backlog, most of that backlog is destined for the OEM customers. So we do have good visibility from the customers.

Operator

[Bob Sills].

Bob Sills Analyst

Nice quarter. What a difference three months makes, huh? A couple of questions. One, can you help - the trend for gross margins is favorable. Can you talk a little bit about the offsets between, I presume, the OEM—excuse me—the consumer drive business will grow versus the OEM Flash business also growing. Is it still true that the OEM drive business would weigh down the corporate gross margin average?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

The OEM Flash business is a higher gross margin business than any other business that we do. So, we want more of that business, and it doesn’t weigh down the rest of the business.

Bob Sills Analyst

I meant to say does the—excuse me—the consumer drive business is below the corporate average, so growth in that will - I’m trying to understand quantitatively.

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

That is true. As a whole, our consumer business is much lower than corporate average by at least 5 to 7 percentage points in terms of gross margin. So, our OEM business—when you see that spike in gross margin, our OEM business has grown faster than our consumer business; as a result, it shows in the gross margin. We think that that gross margin of 21 points or so that we are predicting for this quarter is very sustainable. And maybe there might be some growth still in that left also throughout this year. And as we go forward, we see a lot of growth in the OEM side of the business. So, I think that the amount of gross margin that we are able to attain out of OEM business will offset the growth that we see on the retail side.

Dan Moses - SimpleTech, Inc. - CFO

A couple of other things, too, Bob. I think your point is definitely valid. The consumer hard drive business is probably 6 or 7 percentage points below our kind of corporate average that we’re predicting for next quarter. However, the OEM Flash is probably 20%, roughly, margin above the blended margin. So you’ve got—if they both grow at the same rate, you’re still—you have some potential for upside. But it’s difficult to judge. We have got two product areas that are doing extremely well, and its—I think we’re confident they’re both going to grow going out, but it’s difficult to say at what rate. So it’s a little difficult to judge, but we feel at least the current projected level is something that we feel should be sustainable.

Bob Sills Analyst

Dan, when you look into Q2, is there any pickup in your consumer drive margins from what you experienced in Q1?

Dan Moses - SimpleTech, Inc. - CFO

In the consumer Flash drive or the hard drive?

Bob Sills Analyst

The consumer hard drive business. In other words, do any of your newer products improve what you put on the scoreboard for Q1?

Dan Moses - SimpleTech, Inc. - CFO

No, I think they’re probably at similar levels as we’ve had before. I think there is potential for us, as we get better in managing the supply chain, to potentially takes some costs out of the drives. We’re still relatively new at this, really only having shipped these for about a year and a half or so. So I think there’s some opportunity there, and we have seen some uplift in margin over the past few quarters. But I think right now we’re probably modeling something in a similar ballpark.

Bob Sills Analyst

Operating expenses as we look out for the balance of the year on an absolute basis?

Dan Moses - SimpleTech, Inc. - CFO

If you take them in categories—start with G&A; that’s the easiest. We were up to 3.6 million, but we had about 400,000 of some somewhat unusual items. We had one of our VPs leave, and there was some severance there. We also had a bad debt from a customer, which is very rare for us, but it was a couple hundred thousand dollars. So the actual probably go-forward amount there was kind of in the low twos, maybe around 3.2. We really don’t expect to see any kind of major increases there. That should be relatively flat going out.

R&D, we’re projecting to grow that maybe 150 to $200,000 a quarter for the next few quarters. And sales and marketing really is variable with the sales level. We were able to take out some costs out of our consumer marketing side, and so you actually saw a decrease in Q1 from the sales

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

and marketing level that you had in Q4, even though sales were up a little bit. And so that’s more of a true kind of base level that we’re starting from. But if revenues ramp from here, you’ll see some pickup in the variable cost for payroll, commissions and those types of things.

Bob Sills Analyst

As you look to the OEM Flash business for quarter two and beyond, is the—are the wins still more concentrated in networking and telecommunications equipment than other areas, or are there other areas that are creeping onto the radar?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

(indiscernible) creeping onto the radar, especially in the military sector.

Bob Sills Analyst

Okay, great. That’s a great quarter. Congratulations.

Operator

[Tim Luke].

Gordon Johnson Analyst

This is [Gordon Johnson] in for Tim Luke. Good quarter, guys. I just wondered if you could break out gross margin between OEM and consumer.

Dan Moses - SimpleTech, Inc. - CFO

Sure. The OEM was just under 23% and consumer was 14.

Gordon Johnson Analyst

And do you have that number for Flash gross margin?

Dan Moses - SimpleTech, Inc. - CFO

Sure. Flash on the OEM side was about 35%, and just under 10% on the consumer side.

Gordon Johnson Analyst

Backlog for OEM and consumer?

Dan Moses - SimpleTech, Inc. - CFO

I don’t have that in front of me. I know the total backlog, I believe, was about 19 million. And I think that it’s probably about 14 of OEM and about five of consumer, roughly.

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

Gordon Johnson Analyst

Moving to the gross margin line, pretty good this quarter. How should we look at that going forward? Is this going to be sustainable? Is it going to drop from here?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

I think we have predicted for Q2 to be above 21%. That’s in our press release, and we think that the 21% is pretty sustainable for the—throughout the 2006 year.

Gordon Johnson Analyst

So, around 21% throughout the year?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Yes.

Gordon Johnson Analyst

Just on the competitive front, one of your competitors just recently announced they’re going to have a 4 GB (indiscernible) and Flash technology available in early ‘08. Do you guys see that impacting you? And if so, kind of how do you factor that in?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

That is more for the consumer side of Flash, and the OEM that you mentioned is mostly concentrated on the—on producing Flash for the OEM side for USB Flash drives. So, the business that we do is usually on the higher end of the product line. We use SLC type of components for our flash, and we don’t see that as a significant thing, in our space at least. (multiple speakers). If anything, it just shows that most of our competitors are concentrating more and more on the consumer division.

Gordon Johnson Analyst

Congratulations again.

Operator

Pierre Maccagno.

Pierre Maccagno - Needham & Company - Analyst

Congratulations on the quarter. I see that your stacking business seems to have spiked or recovered. Is that something sustainable, or it’s just a one-quarter deal?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

The stacking business still - as we mentioned basically in every quarterly call for the past few others, the stacking business remains challenging and remains challenging to predict. And as we go forward, stacking business will become even more challenging as we move more towards the (indiscernible) side of the business, until a point in time where the servers are using very, very high-density kind of memory models.

So this quarter was definitely a spike. However, it’s quite sustainable for the next quarter, quarter and a half. We will see what happens in the fourth quarter. It might even sustain itself throughout this year. It was 10 and $11 million for this quarter and for the server markets, and we don’t

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

see it go down much below 7 or $8 million. So, I think the amount will be offset by the amount of Flash business that we will be doing with the OEMs.

Now, off of the total stacking business that we did, which was a total of $18-some million, only 10 or 11 of it was for the server market which is well (indiscernible). The other 7 million of it, so, is quite stable. And we don’t see that go down; in fact, it might even increase. So the $18 million, it will probably in future quarters might go down to maybe 14 or $15 million, because of the server stacking, but it wouldn’t impact too much our business, because that is a lower-than-average profit margin business for us. And we - it will be offset by the amount of industrial Flash business that we do.

Pierre Maccagno - Needham & Company - Analyst

Great. Then you mentioned that you’re the top three provider of external hard disk drives. And if you could just explain, what is it that makes you so competitive in that market?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

I think the fact that we are very in tune with the consumer needs, we are putting in firmware and software that the consumer can easily bring up (indiscernible) external hard drives. And also, the design of it is much more consumer friendly, and now we’ve been able to get onto (indiscernible) shelves. So, it’s very available out there. At this point, I don’t see that there is anyone who has got name recognition in this market even [Maxstor] or Western Digital. The average consumer that buys the external hard drives might never have heard about any of those guys, because most of their products go into a PC. As a result, we were able to take some market share away from everyone that’s been in that market playing. So, we see that we have a distinct advantage over some of the competitors, just because it’s much easier to use.

Pierre Maccagno - Needham & Company - Analyst

The last question is for your options expense; are you including them, or are they like small compared to (multiple speakers)

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

At the end of last year we vested all of our options, and now only are giving out options very sparingly, very small amounts. So, it is included in our numbers today, but the numbers for options are very minimal.

Dan Moses - SimpleTech, Inc. - CFO

We had no outstanding unvested options at the end of the year, so there was no expense related to options that should be for the end of ‘05. And in the first quarter of ‘06 we only issued 25,000 options, and the expense related to that was about $2000. So it was pretty nominal.

Operator

[Andy Corrida].

Andy Corrida Analyst

Nice quarter. Well done. Could you comment about a bit about what’s going on with some of the military projects that you discussed in the past, and are there any new military projects on the horizon?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Yes, absolutely. Basically, new solid-state drive business is concentrated on the military sector. And we are seeing great new customer demand coming out of that area, and that area is growing for us very fast. And we are working in Europe, we are working in Japan, and we are working

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

here in the U.S. towards getting more qualifications on the military side. And I think within the next couple of quarters we will see some significant military orders ship out in our (indiscernible) flash business.

Andy Corrida Analyst

Okay. I was thinking about Northrop and Lockheed; have you heard anything back on those two customers?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Yes, we have heard back from basically all of our military customers, and we’ve got some qualifications that have already been completed. And we are working with them for their near projects.

Operator

[Solomon Kamaladin].

Solomon Kamaladin Analyst

You guys heard most of my questions, so what I—can you guys go over your guidance and maybe expand a little bit on what assumptions are driving that 67 to $70 million range, and maybe also expand a little bit on what you expect the consumer revenue to be in connection with the stocking at the three new retail customers?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Actually, stocking new retail customers are going to be mostly on a consignment basis, so that — they are not going to be part of that number. So, we will see the benefit of those stockings in the retail shelves probably in the next couple of quarters, as we start stocking on this this quarter. So, that number does not include retail.

Dan Moses - SimpleTech, Inc. - CFO

Not too much.

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

The new retail, the new retail that we are getting into. So, we think that as a go-forward basis, we will see our OEM business still be more than 50% of our business.

Dan Moses - SimpleTech, Inc. - CFO

We definitely expect some more growth on the OEM side. On the retail side, just to go over the three new ones, the Staples order of the USB flash drives is probably somewhere around the $4 million range. And that’s not on a consignment basis. And then Office Depot and OfficeMax are shipping kind of second half of May. Both of those to, which is probably about $6 million of inventory being put in, is being put in on a consignment basis. That probably doesn’t start to sell through until June. So, there is some possible pickup on sales in that, but it’s not going to be—it’s going to take a while to start getting traction there. So there should be some uplift in the retail side, but we’re also expecting some growth on the OEM side as well.

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May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

Solomon Kamaladin Analyst

And then, as you look at sort of your steady-state long-term revenue mix, what are you guys shooting for as far as the OEM Flash versus OEM DRAM mix in consumer? Can you—do you have sort of a long-term target of where you guys want to end?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Obviously, we want to grow all of these sectors as much as they can possibly grow. But at this point, we have put most of our R&D behind our OEM business, and most of our manufacturing behind our OEM business. And we are very much focused on the OEM Flash, OEM and industrial Flash business of ours. So, we think that over time, that business will grow faster than any (indiscernible) business that we are doing.

Operator

Dan Scovel.

Dan Scovel - Needham & Company - Analyst

Nice to see some gross margin there, guys. On your OEM USB drive Flash, I guess, what exactly are you providing? They’re customized solutions with your own controllers or a different controller? What is your differentiation there?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Our business in the OEM side is not a USB Flash business. It is mostly in [ID] drive markets. And no one else is actually providing that system to the customer base. So the number of competitors are very, very little, and they’re nothing of the major guys that you know of.

Dan Scovel - Needham & Company - Analyst

Is there a concentration—you kind of—it sounded like there might be some concentration on the military guys, or are you really spread out amongst a large number of markets there?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

We are very much spread out over large markets. Today our biggest market is in the networking. Major networking companies are our customers in that sector. However, as I mentioned, we have now gotten qualifications from a few of the military subcontractors, and we see that that sector of the industrial Flash business will be growing fast during the next few quarters also.

Dan Scovel - Needham & Company - Analyst

An easier question. Any over 10% customers?

Dan Moses - SimpleTech, Inc. - CFO

Yes, we had three, I believe. Let me — we had three; two on the OEM side — our largest networking customer, our largest server manufacturer, and then our top customer that we’ve had historically on the consumer side as well.

Dan Scovel - Needham & Company - Analyst

Now that it looks like your Flash stuff has taken off, can you comment on the supply side there? Are you working with multiple vendors? It sounds like you’re, I guess, sticking with some of the lower-density parts. Can you talk about your supply chain and how you see the market sort of happening, unfolding over the rest of the year here?

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FINAL TRANSCRIPT

May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

On the commercial side of the business, the consumer side of the business, we deal with basically every one of the vendors in the Flash area. And we are basically always searching for the lowest price out there. And prices have gotten to be very low. And the amount of parts that are available out there have gotten a lot more in the recent months. On the OEM side, we only deal with companies that provide SLC type of parts. So, there are only two of them that do that today. And we are basically dealing with those guys. But as time goes by, and we can get qualifications done with other peoples’ parts, obviously, we will include them in our DRAMs.

Dan Scovel - Needham & Company - Analyst

Is your model — sort of your business model predicated on relatively stable prices in the market? Is that why you’re at the lower end? I guess the question would be is if we see prices change, how would we expect those changing market prices to impact your business?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Again, you keep on focusing on it looks like more of a consumer side of the things. Our business on the consumer side is very minimal. We have just started it to get it into the retail market, and that’s what we were referring to when we talked about 256 MB and 512 MB. And that area is very price-sensitive, and it will go down over time. And we feel that at those densities for the consumer division, we have hit some sort of a bottom where it will probably stay at that level until the 1 GB and 2 GB type of parts catch up. However, on the OEM side of the business, where we are concentrating, most of our business is done on a very high-density level of part. And we build parts up to 192 GB, for example.

Dan Moses - SimpleTech, Inc. - CFO

And it’s not nearly—there’s really not a lot of price sensitivity there. In fact, when prices come back down over time, it opens up new markets for those types of products as well.

Dan Scovel - Needham & Company - Analyst

Great. Can you comment on your view in the DRAM space these days—what—how you see market prices and what kind of outlook you see for the rest of the year there?

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

We mentioned that in our last quarterly call also. We see that DRAM is a good market. It’s very stable. We are seeing a shift from DDR1 to DDR2 at this point. I think by the end of this year we’ll see a majority — more than a majority of the parts (indiscernible) DDR2 format. I think (indiscernible) prices are pretty stable. We went through a time where DDR2s were in shortage. However, I think we’re catching up. So, the prices are going to be stable throughout the year. I don’t think we’re going to see a huge spike throughout the year on the prices, but definitely stable, which in the DRAM market, stable is like going up. It’s very good.

Dan Scovel - Needham & Company - Analyst

Congratulations.

Operator

At this time there are no further questions.

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FINAL TRANSCRIPT

May. 15. 2006 / 4:30PM ET, STEC - Q1 2006 SimpleTech Earnings Conference Call

Manouch Moshayedi - SimpleTech, Inc. - Chairman & CEO

Thank you very much.

Operator

This concludes today’s SimpleTech Q1 2006 earnings conference call. You may now disconnect.

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